EXHIBIT 99.1

Tootsie Roll Industries, Inc.
7401 South Cicero Avenue
Chicago, IL  60629
Phone 773/838-3400
Fax   773/838-3534

Press Release

STOCK TRADED:  NYSE			FOR IMMEDIATE RELEASE
TICKER SYMBOL: TR			Tuesday, December 4, 2012

       TOOTSIE ROLL INDUSTRIES, INC. BOARD OF DIRECTORS
            DECLARES REGULAR AND SPECIAL DIVIDENDS

CHICAGO, ILLINOIS - December 4, 2012 -  The Board of Directors of
Tootsie Roll Industries, Inc. (the "Company"), has declared a regular quarterly cash dividend of $.08 per share payable
December 28, 2012 to shareholders of record of the Common Stock and of the Class B Common Stock on December 17, 2012.

The Board of Directors also declared a special cash dividend of $.50 per share payable December 28, 2012 to shareholders of record of the Common Stock and of the Class B Common Stock on December
17, 2012.

"Given the uncertainty surrounding the future federal tax treatment of dividends, we believe this special dividend is the best utilization of the Company's strong balance sheet for our shareholders at this time. As a result of our conservative financial history we have the flexibility to pay this special dividend while maintaining our strong balance sheet and continuing to invest in our business. At this time, we do not expect this action will impact the future payment of regular cash dividends," said Melvin Gordon, Chairman and Chief Executive Officer.

Forward-looking statements

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995. Except for the historical information contained herein, the matters discussed in this press release, including the Company's expectations regarding the future payment of regular cash dividends, are forward-looking statements that involve risks and uncertainties, which could cause our actual results and financial position to differ materially from those anticipated by such forward-looking statements. These risks include (i) significant competitive activity; (ii) fluctuations in the cost and availability of commodities and ingredients; (iii) inherent risks in the marketplace, (iv) the Company's reliance on third party vendors for various goods and services; (v) changes in the confectionery marketplace including actions taken by major retailers and customers; (vi) customer, consumer and competitor response to marketing programs and price and product weight adjustments, and new products; (vii) dependence on significant customers, (viii) the potential effects of current and future macroeconomic conditions and geopolitical events and (ix) the other risks detailed from time to time in the Company's SEC reports including the Company's annual report on Form 10-K for the fiscal year ended December 31, 2011 and its quarterly reports on Form 10-Q filed subsequent thereto. The Company undertakes no obligation to update forward-looking statements.